UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

August 11, 2005

BSI2000, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28287	88-0418749
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12600 West Colfax Avenue, Suite B-410 Lakewood, Colorado	80215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 231-9095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d_2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e_4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Amendment to 10-KSB

On August 8, 2005 the BSI2000, Inc. (the “Company” or “BSI”) filed an amendment to its Form 10-KSB for the fiscal year ended December 31, 2004, originally filed on April 15, 2005, which resulted in a restatement of certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows to correctly reflect for the intrinsic value of secured convertible debentures.

The improper characterization arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in October and December of 2004, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. Accordingly, BSI should have recorded Financing Costs because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion). Accordingly, BSI is required to restate their financials for the fiscal year ended December 31, 2004 as set forth below.

The following is a summary of the effects of these restatements on BSI's consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal year ended December 31, 2004.

	As previously reported	Adjustments	As restated
Additional Paid-in Capital	$6,938,742	+$250,000	$7,188,742
Retained Earnings	$(7,449,527)	-$250,000	$(7,699,527)
Financing Costs	$(163,030)	-$250,000	$(413,030)
Net Income	$(2,169,238)	-$250,000	$(2,419,238)

The adjustments noted above are primarily due to the adjustment of the following items:

For the October 7, 2004 convertible debt, intrinsic value is equal to $0.0124, which is the difference between $0.062 (i.e., the price of BSI’s common stock) on October 7, 2004, as compared to 80% of that price, or $0.0496. The intrinsic value of $0.0124 per share is then multiplied by 10,080,645 shares of common stock (i.e., the $500,000 convertible debt divided by the conversion price of $0.0496), which equals an intrinsic value of $125,000.

For the December 10, 2004 convertible debt, intrinsic value is equal to $0.009, which is the difference between $0.045 (i.e., the price of BSI’s common stock) on December 10, 2004, as compared to 80% of that price, or $0.036. The intrinsic value of $0.009 per share is then multiplied by 13,888,888 shares of common stock (i.e., $500,000 convertible debt divided by the conversion price of $0.036), which equals an intrinsic value of $125,000.

BSI did not account for these conversion features in its December 31, 2004 Form 10-KSB. Therefore, BSI amended its Form 10-KSB by making adjustments that record an increase to Financing Costs of $250,000 at December 31, 2004, with a corresponding increase to Additional Paid-in Capital as noted above.

Amendment to 10-QSB

In addition, on August 8, 2005, the Company filed an amendment to its Form 10-QSB for the quarter ended March 31, 2005, originally filed on May 13, 2005, which resulted in a restatement of certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows to correctly reflect for the intrinsic value of secured convertible debentures.

The improper characterization arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in January of 2005, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. Accordingly, BSI should have recorded Financing Costs because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion). Accordingly, BSI is required to restate their financials for the fiscal quarter ended March 31, 2005 as set forth below.

The following is a summary of the effects of these restatements on BSI's consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal quarter ended March 31, 2005.

	As previously reported	Adjustments	As restated
Additional Paid-in Capital	$7,560,129	+$62,500	$7,622,629
Retained Earnings	$(8,407,641)	-$62,500	$(8,470,141)
Financing Costs	$(40,417)	-$62,500	$(102,917)
Net Income	$(708,114)	-$62,500	$(770,614)

The adjustments noted above are primarily due to the adjustment of the following item:

For the January 19, 2005 convertible debt, intrinsic value is equal to $0.0084, which is the difference between $0.042 (i.e., the price of BSI’s common stock) on January 19, 2005, as compared to 80% of that price, or $0.0336. The intrinsic value of $0.0084 per share is then multiplied by 7,440,476 shares of common stock (i.e., $250,000 convertible debt divided by the conversion price of $0.0336), which equals an intrinsic value of $62,500.

BSI did not account for these conversion features in its March 31, 2005 Form 10-QSB. Therefore, BSI amended its Form 10-QSB by making adjustments that record an increase to Financing Costs of $62,500 at March 31, 2005, with a corresponding increase to Additional Paid-in Capital as noted above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits - Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2005	BSI2000, INC.

By: /s Jack Harper
Name: Jack Harper
Title: President, Principal Executive Officer and Principal Accounting Officer